REDRAFT DD – April 24, 2007

MobileMail (US) Inc.
Suite 5.12 MLS Business Centre
130 Shaftesbury Avenue
London, W1D 5EU
United Kingdom

April 17, 2007

txtNation Ltd.	EXHIBIT 99.1
Waterfront Business Park
Poseidon House
Plymouth, Cornwall PL4 0SJ
United Kingdom

Attention: Jonathan Rowsell/Michael Whelan

Dear Sirs,

Letter Agreement regarding the business combination between MobileMail (US) Inc.
(“MobileMail”) and txtNation Ltd., (“TxtNation”) SUBJECT TO CONTRACT

          We write setting forth our binding agreement (subject to certain conditions precedent set forth herein) between MobileMail, TxtNation, and Michael M Whelan and Jonathan Rowsell, as principal shareholders of TxtNation (the “Principal Shareholder”), with respect to the acquisition by MobileMail of up to all of the issued and outstanding shares of TxtNation from the shareholders of TxtNation (the “TxtNation Shareholders”) in exchange for (a) the payment of cash and (b) the issue of shares of common stock of MobileMail to the TxtNation Shareholders (the “Share Exchange”). The Share Exchange would comprise:

(a)	MobileMail initially acquiring 20% (subject to adjustment) of the issued capital of TxtNation (the “Initial Interest”) in return for an issue of MobileMail shares and cash; and

(b)

MobileMail acquiring a further 29% giving a total of 49% (subject to adjustment) of the issued capital of TxtNation upon exercise of the option to be granted to MobileMail by TxtNation pursuant to the definitive agreement in return for further shares and cash (as defined below).

          The Share Exchange being proposed is expressly subject to: (i) a satisfactory due diligence review by each of MobileMail, TxtNation and the Principal Shareholder; (ii) the negotiation, execution and delivery of a definitive Equity Share Purchase and Option Agreement between the parties hereto and any other shareholders of TxtNation (the “Definitive Agreement”) substantially on the terms set forth in Schedule A hereto; and (iii) the approval of the respective boards of directors of each of MobileMail and TxtNation. It is currently contemplated by MobileMail, TxtNation and the Principal Shareholder that the general terms and conditions of the Share Exchange shall be as follows:

1.      Definitive Agreement. Upon execution of this Letter Agreement, MobileMail, TxtNation and the TxtNation Shareholders agree to use their best efforts to negotiate settle and execute a Definitive Agreement incorporating all terms and conditions of the Share Exchange and including customary representations, warranties and covenants mutually acceptable to all parties, within 30 days.

REDRAFT DD – April 24, 2007

2.      Structure. MobileMail, TxtNation and the Principal Shareholder will determine in good faith to the structure of the Share Exchange which will be most beneficial to both parties, taking into account various securities, tax and operating considerations, and to negotiate the terms and conditions of the Definitive Agreement as soon as is practicable after the date of this letter.

3.      Resulting Entity. The completion of the Share Exchange (including the acquisition of both the Initial Interest and the Secondary Interest would result in: (i) MobileMail owning 49% of the issued and outstanding shares of TxtNation (subject to adjustment), (ii) the board of directors of MobileMail including two nominees chosen by TxtNation, (iii) the board of directors of TxtNation including one nominee chosen by Mobile Mail; and (iv) the current TxtNation Shareholders will be shareholders of MobileMail. Immediately after the acquisition of the Initial Interest, TxtNation shareholders will own shares in the capital of MobileMail equivalent to 20% of the issued share capital of MobileMail and MobileMail will own 20% of the issued share capital of TxtNation (subject to adjustment in accordance with the Appendix).

4.      Confidentiality. Each of MobileMail, TxtNation and the Principal Shareholder acknowledges that each will be providing to the other information that is non-public, confidential, and proprietary in nature. Each of MobileMail, TxtNation and the Principal Shareholder (and their respective affiliates, representative, agents and employees) will keep such information confidential and will not, except as otherwise provided below, disclose such information or use such information for any purpose other than for the settlement of the Definitive Agreement and the evaluation and consummation of the Share Exchange. This paragraph 4 will not apply to information that: (i) becomes generally available to the public absent any breach of this paragraph 4; (ii) was available on a non-confidential basis to a party prior to its disclosure pursuant to this letter; or (iii) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

          Each party hereto agrees that it will not make any public disclosure of the existence of this letter or of any of its terms without first advising the other party and obtaining the written consent of such other party to the proposed disclosure, unless such disclosure is required by applicable law or regulation, in which event the party contemplating disclosure will inform the other party of and obtain its consent to the form and content of such disclosure, which consent shall not be unreasonably withheld or delayed.

          Each party hereto agrees that immediately upon any discontinuance of activities by either party such that the Share Exchange will not be consummated, each party will return to the other all confidential information.

5.      Access. Prior to the execution of the Definitive Agreement, MobileMail and TxtNation and their representatives will provide one another with: (i) such information (including copies of documents) as either party may reasonably request, and (ii) access to the books, records, facilities and personnel of the parties as either party may reasonably request. MobileMail and TxtNation will at all times prior to the execution of the Definitive Agreement permit one another and their representatives to review the business, assets and operations of MobileMail and TxtNation.

6.      Maintenance of Operations. During the period during which this letter remains in effect, each of MobileMail and TxtNation will conduct their businesses in a reasonable and prudent manner in accordance with past practices, preserve its existing business organizations and relationships, preserve and protect its properties, conduct its business in compliance with all applicable laws and regulations, and not make any dividends to equity owners or issue any securities.

REDRAFT DD – April 24, 2007

7.      Conditions Precedent. The contemplated Share Exchange shall be conditional upon the satisfaction of the conditions precedent to be set forth in the Definitive Agreement being those set forth in Exhibit A.

8.      Expenses. Each party will bear its respective costs incurred in connection with the preparation, execution, and performance of this letter and the Definitive Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants, save that if the first stage of the transaction fails to complete on or before 31 July 2007 due to the failure or delay by MobileMail in raising the US$1,500,000 finance for the cash element, the wasted professional fees incurred by TxtNation and its shareholders will be paid by MobileMail upon presentation of valid invoices.

9.      Execution of Definitive Agreement. In this Agreement will remain in force until the execution of the Definitive Agreement which will be subject to a right of termination in the event that the conditions precedent set forth in this Letter Agreement and the Definitive Agreement are not settled or waived by both parties on or before July 31, 2007.

10.      Binding Effect. Clauses 4 (Confidentiality) and 8 (Expenses) of this Letter Agreement are intended to form part of a binding contract enforceable by the parties hereto.

11.      Governing Law. This Letter Agreement and the Definitive Agreement are governed by the laws of England and Wales (except insofar as US law is required to apply to the securities related aspects of the share based consideration) and the courts of England and Wales shall have exclusive jurisdiction.

[the remainder of this Page 2 to the Letter Agreement between MobileMail (US) Inc. and txtNation Ltd. has been left intentionally blank]

REDRAFT DD – April 24, 2007

If the foregoing reflects your understanding of the proposed Share Exchange and if you are in agreement with the terms and conditions of the proposal herein, please so acknowledge by executing an original of this letter and returning it to us. This letter may be executed in several counterparts, each of which shall be deemed an original and such counterparts together shall constitute one and the same instrument. This letter is not valid if not countersigned and returned to us by 6pm (GMT) on Wednesday April 25 2007.

Very truly yours,

MobileMail (US) Inc.
a Nevada corporation

Per:	/s/ Peter Ahman

Peter Ahman, President and Chief Executive Officer

Accepted and agreed to this 24th day of April, 2007:

txtNation
an English company by its authorized signatory:

Signature of Authorized Signatory

Name and Position of Authorized Signatory

The Principal Shareholder:

/s/ Michael Whelan

Michael Whelan

The Principal Shareholder:

/s/ Jonathan Rowsell

Jonathan Rowsell

EXHIBIT “A”

TERM SHEET

Parties and Definitive Agreement:	The Share Exchange will be the subject of a definitive share exchange agreement (the “Definitive Agreement”) to be entered into between the following parties:
	Name of Party	Defined As
	MobileMail (US) Inc.	“MobileMail”
	txtNation Ltd.	“TxtNation”
	Michael Whelan and Jonathan Rowsell	the “Principal Shareholders”
	The shareholders of TxtNation, other than the Principal Shareholder	the “TxtNation Non-Principal Shareholder”
	The Principal Shareholder and the TxtNation Non-Principal Shareholder are referred to as the “TxtNation Shareholders”.
Share Exchange:
MobileMail will acquire 20% of the issued and outstanding shares of TxtNation from the TxtNation Shareholders (the “Initial Interest”) in exchange for the pro rata issuance by MobileMail to the TxtNation Shareholders of the following shares of MobileMail’s common stock (the “MobileMail Shares”) and cash at the following times:

	Date of Payment	Cash Payment (GBP)	Shares to be issued to the value of
	TOTAL	500,000	$4,000,000
Pursuant to the definitive Agreement, TxtNation will grant MobileMail the option (the “Option”) for a period up to 31st December 2007 to acquire a further 29% of the issued and outstanding shares of TxtNation from the TxtNation Shareholders (the “Secondary Interest”) in exchange for the pro rata issuance by MobileMail to the TxtNation Shareholders of MobileMail Shares and cash at the following times:

	Date of Payment	Cash Payment (GBP)	Shares to be issued to value of
	Secondary Closing Date	£500,000	$1,500.000
	6 month Anniversary of	£250,000	$1,500,000
	Closing
	TOTAL	£750,000	$3,000,000
	The parties will agree performance criteria/other milestones that need to be satisfied in order for the Option to be exercised, based on acquisition strategy execution and other criteria to be agreed.

REDRAFT DD – April 24, 2007

Closing and Closing Date:
The closing of the acquisition of the Initial Interest (the “Closing”) will occur within five (5) business days of the satisfaction of the conditions of precedent to Closing as set forth in the Definitive Agreement, which date of Closing (the “ Initial Closing Date”) will be no later than July 31, 2007. The Closing of the acquisition of the Secondary Interest will occur five (5) business days following the date of exercise of the Option by MobileMail (the “Secondary Closing Date”)

Financing	It is a condition of the Closing that MobileMail complete a financing of a minimum of US$1,500,000 on or before the Closing and in no event any later than July 31, 2007.
TxtNation Financial Statements:
It will be a further condition of the Closing that TxtNation will have delivered to MobileMail financial statements of TxtNation (the “TxtNation Financial Statements”) in the form required to be filed by MobileMail with the United States Securities and Exchange Commission (the “SEC”) in accordance with its Form 8-K and other reporting obligations under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). The TxtNation Financial Statements will be prepared in accordance with United States Generally Accepted Accounting Principles and audited by an auditor registered with the United States Public Company Accounting Oversight Board (the “PCAOB”) for such periods as required under the Exchange Act. The cost of this audit will be borne by MobileMail in any event.

U.S. Securities Act Exemptions:
The shares of MobileMail to be issued to the TxtNation Shareholders will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and/ or Rule 903 of Regulation S of the Securities Act and will be “restricted securities” under the Securities Act. In order to reflect the status of the MobileMail Shares as restricted securities, all certificates representing the MobileMail Shares will be endorsed with the following legend pursuant to the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

TxtNation shareholders will be permitted to register an agreed proportion of their MobileMail shares as free-trading after 6 months following the Initial Closing Date and shall be permitted to sell such shares provided they do so through MobeilMail’s brokers (or another approved broker) and subject to the  maintenance of an orderly market in MobileMail shares.

[new point, but the above limited sale rights would be accepted by TxtNation on the understanding that current shareholders in MM and new acquisition vendors are similarly restricted]
Officers and Directors:	On Closing of the Initial Acquisition, TxtNation will have the right to appoint two persons to the board of MobileMail. If the Option to acquire the Secondary Interest

REDRAFT DD – April 24, 2007

has not been exercised on or before the expiry of the relvant option Period the number shall drop to one director. MobileMail shall have the right to appoint one director of TxtNation.
Additional Conditions Precedent:	Closing of the Share Exchange will be subject to the following additional conditions precedent:
Additional Conditions Precedent
	1.	The liabilities of TxtNation will not exceed GBP250,000 as of Closing.
	2.	Delivery of standard closing documentation (including, but not limited to legal opinions and officers certificates)
	4.	No material adverse change shall have occurred to the business of either TxtNation or MobileMail between the time of execution of the Definitive Agreement and consummation of the Share Exchange.
	5.	MobileMail will have complied with all requirements applicable to it under the Securities Act and the Exchange Act, including MobileMail’s reporting obligations under the Exchange Act.
6.
Michael Whelan and Jonathan Rowsell will have entered into executive employment agreements with TxtNation guaranteeing that they will remain as senior management of TxtNation for a minimum of three years from the Closing of the Initial Interest and a minimum of 2 years from the Closing of the Secondary Interest.